Exhibit 31.4

CERTIFICATION

I, Catherine Grassman, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A (Amendment No. 1) of Heska Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 10, 2018	/s/ Catherine Grassman
CATHERINE GRASSMAN
Vice President, Chief Accounting Officer and Controller
(Principal Financial Officer)